EXHIBIT 99.2

Designated Filer:  TD Group Holdings, LLC

Issuer & Ticker Symbol:  TransDigm Group
Incorporated [TDG]

Date of Event Requiring Statement:  June 10, 2009

JOINT FILERS’ NAMES AND ADDRESSES

1.     Name:  TD Group Holdings, LLC

Address: c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

2.     Name:  Warburg Pincus Private Equity VIII, L.P.

Address: c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

3.     Name:  Warburg Pincus & Co.

Address: c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017

4.     Name:  Warburg Pincus LLC

Address: 466 Lexington Avenue

New York, NY 10017

5.     Name:  Warburg Pincus Partners, LLC

Address: 466 Lexington Avenue

New York, NY 10017